Exhibit 3.19.2

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF ORGANIZATION

OF

SUNSET POINT NURSING CENTER LLC

(Pursuant to the provisions of Section 13 of the

Massachusetts Limited Liability Company Act)

Federal Identification Number: 04-3072233

It is hereby certified that:

1.	The name of the limited liability company (the “Company”) is: Sunset Point Nursing Center LLC.

2.	The date of filing of the Company’s certificate of organization is: 12/22/2008.

3.	The name of a manager, if any, of the Company is: The Company does not have managers.

4.	The name and business address of each person who is authorized to execute any documents to be filed in the Corporations Division is:

Name	Business Address
Richard K. Matros	18500 Von Karman, Suite 550 Irvine, CA 92612

Harold W. Andrews Jr.	18500 Von Karman, Suite 550 Irvine, CA 92612

Talya Nevo-Hacohen	18500 Von Karman, Suite 550 Irvine, CA 92612

5.	The name and business address of each person, if any, authorized to execute, acknowledge, deliver, and record any recordable instrument purporting to affect an interest in real property, whether to be recorded with a Registry of Deeds or with a District Office of the Land Court, is:

Name	Business Address
Richard K. Matros	18500 Von Karman, Suite 550 Irvine, CA 92612

Harold W. Andrews Jr.	18500 Von Karman, Suite 550 Irvine, CA 92612

Talya Nevo-Hacohen	18500 Von Karman, Suite 550 Irvine, CA 92612

6.	The amendments to the Company’s certificate of organization are as follows:

Paragraph (7) of the Certificate of Organization is amended and restated as follows:

(7) The name and business address of each person who is authorized to execute documents filed in the Corporations Division:

Name	Business Address
Richard K. Matros	18500 Von Karman, Suite 550 Irvine, CA 92612

Harold W. Andrews Jr.	18500 Von Karman, Suite 550 Irvine, CA 92612

Talya Nevo-Hacohen	18500 Von Karman, Suite 550 Irvine, CA 92612

Paragraph (8) of the Certificate of Organization is amended and restated as follows:

(8) The name and business address of each person authorized to execute, acknowledge, deliver, and record any recordable instrument purporting to affect an interest in real property, whether to be recorded with a Registry of Deeds or with a District Office of the Land Court:

Name	Business Address
Richard K. Matros	18500 Von Karman, Suite 550 Irvine, CA 92612

Harold W. Andrews Jr.	18500 Von Karman, Suite 550 Irvine, CA 92612

Talya Nevo-Hacohen	18500 Von Karman, Suite 550 Irvine, CA 92612

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7.	This certificate of amendment shall be effective at the time of its filing with the Secretary of the Commonwealth.

Executed on August 1, 2010.

SUNSET POINT NURSING CENTER LLC

By:	/s/ Harold W. Andrews, Jr.
Harold W. Andrews, Jr.
Chief Financial Officer and Secretary

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